Exhibit 10.36
THIRD AMENDMENT TO
RESTATED AGENTED REVOLVING CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO RESTATED AGENTED REVOLVING CREDIT AGREEMENT (“Amendment”) dated as of the 31st day of January, 2007, among SAIA, INC. (formerly known as SCS TRANSPORTATION, INC.), a Delaware corporation (the “Borrower”), and BANK OF OKLAHOMA, N.A., U.S. BANK NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. (as successor by merger to Bank One, NA), HARRIS N.A. (as successor by merger to HARRIS TRUST AND SAVINGS BANK) and LASALLE BANK NATIONAL ASSOCIATION (individually a “Bank” and collectively the “Banks”), and BANK OF OKLAHOMA, N.A., as agent for the Banks (in such capacity the “Agent”).
RECITALS
     A. Reference is made to the Restated Agented Revolving Credit Agreement dated January 31, 2005, and amended April 29, 2005, and June 30, 2006, among Borrower, Agent and Banks (as amended, the “Credit Agreement”) pursuant to which a $110,000,000 Revolving Credit Loan was established. Terms used herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise defined.
     B. Borrower has requested that Banks and Agent extend the term of the Banks’ Commitment to make Revolving Credit Loans under the Credit Agreement to January 31, 2009; and Banks and Agent have agreed to accommodate such request, subject to the terms and conditions set forth below.
     C. Borrower has notified Banks and Agent that it intends, from time to time, to acquire one hundred percent (100%) of the outstanding stock of certain entity(ies) which operate a primary line of business within Borrower’s core industry, and Banks and Agent have consented to such acquisition(s) and agree to certain resulting secured indebtedness, subject to the terms and conditions set forth below.
AGREEMENT
1. Amendments to the Credit Agreement.
          1.1. Section 1.01(83) is hereby amended to evidence that the Termination Date shall now be “January 31, 2009”.
          1.2. Section 5.03 is hereby amended to add the following sentence at the end of such Section:
“Notwithstanding the above, in the event, and each time, Borrower or one of its Subsidiaries acquires one hundred percent (100%) of the outstanding stock of an entity (or entities) (each a “Target”) which operates a primary line of business within Borrower’s core industry, the indebtedness of such Target assumed as a result of such acquisition, and Liens affecting the assets of such Target and securing such indebtedness, may be maintained and remain in effect for a period of time not beyond the existing maturity date of such indebtedness; provided, however, that the aggregate amount of assumed indebtedness from all Targets shall not exceed $10,000,000 at any one time outstanding.”

          1.3. Section 5.09 is hereby amended to add the following sentence at the end of such Section:
“Notwithstanding the above, the requirements of this Section 5.09 shall not apply to indebtedness of a Target assumed by Borrower or one of its Subsidiaries, as allowed under Section 5.03 hereof.”
2. Conditions Precedent. The obligations of the Banks to perform under the Credit Agreement, as amended hereby, are subject to Borrower’s execution and/or delivery of the following:
          2.1. This Amendment; and
          2.2. Any other documents or agreements reasonably requested by Lender.
3. Representations and Warranties. The Borrower hereby (i) ratifies and confirms all representations and warranties set forth in the Credit Agreement and all other Loan Documents, and (ii) represents and warrants that no Event of Default has occurred and is continuing.
4. Ratification. Borrower hereby ratifies and confirms the Credit Agreement and all other Loan Documents, and agrees that they remain in full force and effect.
5. Ratification of Guaranty. Guarantor, Saia Motor Freight Line, Inc., by execution hereof, hereby acknowledges and agrees that its Guaranty Agreement remains in full force and effect, as evidenced by the Ratification attached hereto.
6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.
7. Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
8. Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by Agent in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written.
[Signature Pages Follow]

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SAIA, INC. (f/k/a SCS TRANSPORTATION, INC.)
By:	/s/ James A. Darby
James A. Darby, Vice President, Chief
Financial Officer and Secretary

11465 Johns Creek Parkway, Suite 400 Duluth, Georgia 30097 Attention: Phone: Facsimile:

BANK OF OKLAHOMA, N.A., as a Bank and as Agent
By:	/s/ Brian Puckett
Brian Puckett, Senior Vice President

Principal Office and Lending Office for Prime and
LIBOR Loans:

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma 74192
Attention: Brian Puckett
Phone: (918) 588-6230
Facsimile: (918) 295-0400
E-mail: bpuckett@bokf.com

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Michael J. Reymann
Michael J. Reymann,
Senior Vice President

Principal Office and Lending Office for Prime Loans
and LIBOR Loans:

800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Michael J. Reymann
Phone: (612) 303-3781
Facsimile: (612) 303-2264
E-mail: michael.reymann@usbank.com

JPMORGAN CHASE BANK, N.A. (as successor by merger to Bank One, NA)
By:	/s/ Linda L. Kaiser
Linda L. Kaiser, First Vice President

Principal Office and Lending Office for Prime Loans
and LIBOR Loans:

111 Monument Circle, IN1-0048
Indianapolis, Indiana 46277
Attention: Linda L. Kaiser
Phone: (317) 321-8609
Facsimile: (317) 592-5270
E-mail: linda_kaiser@bankone.com

BMO CAPITAL MARKETS FINANCING, INC.
By:	/s/ William Thomson
William Thomson, Vice President

Principal Office and Lending Office for Prime Loans
and LIBOR Loans:

111 West Monroe, 10-W
Chicago, Illinois 60603
Attention: William Thomson
Phone: (312) 461-3879
Facsimile: (312) 461-5225
E-mail: william.thomson@bmo.com

LASALLE BANK NATIONAL ASSOCIATION
By	/s/ David J. Thomas
David J. Thomas, Senior Vice President

Principal Office and Lending Office for Prime Loans
and LIBOR Loans:

135 South LaSalle Street, Suite 1425
Chicago, IL 60603
Attention: Wanda Williams
Phone: (312) 904-0895
Fax: (312) 904-6373
E-mail: wanda.williams@abnamro.com

RATIFICATION
     As inducement for the Banks and the Agent to enter into the Third Amendment to Restated Agented Revolving Credit Agreement (“Amendment”) dated January 31, 2007, to which this Ratification is affixed, the undersigned Guarantor hereby ratifies and confirms its Guaranty Agreement, and acknowledges and agrees that it remains in full force and effect.

“Guarantor” SAIA MOTOR FREIGHT LINE, INC.
By	/s/ James A. Darby
James A. Darby, Secretary